ESW Group® Reports Q1 2014 Results

Achieves Strong First Quarter Revenues (up 381% vs. Q1 2013) and EBITDA

MONTGOMERYVILLE, PA — May 15, 2014 —Environmental Solutions Worldwide, Inc. (“ESW”) (OTCQB: ESWW) today reported financial results for the first quarter ended March 31, 2014.

FIRST QUARTER 2014 RESULTS

Quarterly revenues increased 381% to $6.99 million compared to $1.46 million for Q1 2013.

Quarterly EBITDA(1)  was $2.00 million in Q1 2014 compared to a negative EBITDA(1)  $0.57 million for Q1 2013.

ESW ended the quarter with approximately $5.72 million in cash.

Key financial results for Q1 2014 versus Q1 2013 are set forth in the following table. Reconciliations of EBITDA to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2014	Q1 2013	% Change
Revenues	$6,995,584	$1,455,842	381%
EBITDA(1)	$2,008,339	$(574,145)	NM(2)
Net Cash Generated from (Used in) Operating Activities	$1,835,347	$(44,016)	NM(2)

“The first quarter of 2014 was very strong for ESW, with revenues growing by 381% versus Q1 2013 in light of our growing portfolio of CARB verified diesel emission control products” said Mark Yung, Executive Chairman of Environmental Solutions Worldwide, Inc.  “The combination of our increased revenues and the hard work in the past years focusing on cost control and managing working capital allowed ESW to generate $1.84 million in cash from operations in Q1 2014.”

Notes:

(1)

EBITDA is defined as earnings before interest on promissory notes payable, income tax expense, depreciation and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) stock-based compensation, (2) amortization of discount on promissory notes payable and (3) change in fair value of conversion option derivative liability. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)	Not Meaningful, as, the prior year period amount was negative.

About Environmental Solutions Worldwide, Inc.

Headquartered in Montgomeryville, PA, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW America, Inc., Technology Fabricators Inc., ESW Technologies Inc., ESW CleanTech, Inc., and ESW Canada, Inc. (together, “ESW Group®” ). ESW Group® is engaged in the design, development, manufacturing and sales of emissions control technologies. ESW also provides emissions testing and environmental certification services with its primary focus on the North American on-road and off-road diesel engine, chassis and after-treatment market. ESW currently manufactures and markets a line of catalytic emission control and enabling technologies for a number of applications focused on the medium and heavy duty diesel (“MHDD”) retrofit market.

For updated information, please visit ESW’s websites at:

www.eswgroup.com

http://eswamerica.com/

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Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that actual financial and operating results may differ materially from those projected in forward-looking statements made by, or on behalf of, us. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, as described in more detail in the Company’s SEC reports and filings.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “plan,” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, or planned. We assume no obligation to and do not intend to update these forward-looking statements.

FOR MORE INFORMATION CONTACT: Environmental Solutions Worldwide, Inc.

Email: Investor-relations@cleanerfuture.com or visit www.eswgroup.com

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
	MARCH 31,	DECEMBER 31,
	2014	2013
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents (Note 4)	$ 5,719,140	$ 4,077,096
Accounts receivable, net of allowance
for doubtful accounts of $265,862 (2013 - $250,862) (Note 2)	2,015,218	1,888,511
Inventory, net of reserve of $221,357 (2013 - $246,509) (Note 5)	3,789,230	3,693,367
Prepaid expenses and other assets (Note 13)	860,054	750,835
Total current assets	12,383,642	10,409,809

Equipment under construction (Note 6)	72,472	431,022

Property, plant and equipment, net of accumulated
depreciation of $3,411,784 (2013 - $3,294,168) (Note 6)	1,990,862	1,574,181

	$ 14,446,976	$ 12,415,012

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable (Notes 12 and 16)	$ 1,328,399	$ 1,656,379
Accrued liabilities (Notes 8 and 12)	1,336,455	1,007,920
Warranty provision (Note 13)	1,788,274	1,723,769
Customer deposits	361,904	124,645
Current portion of loan payable (Note 7)	70,966	71,022
Total current liabilities	4,885,998	4,583,735

Long-term Liabilities
Convertible promissory notes payable (Note 8)	2,241,554	2,146,780
Conversion option derivative liability (Note 9)	2,317,260	1,131,745
Loan payable (Note 7)	315,685	333,185

Total long-term liabilities	4,874,499	3,611,710

Total liabilities	9,760,497	8,195,445

Commitments and Contingencies (Note 13)

Stockholders' Equity (Note 11)
Common stock, $0.001 par value, 250,000,000
shares authorized; 125,742 (2013 - 125,742)
shares issued and outstanding	125	125
Additional paid-in capital	57,541,924	57,541,924
Shares to be issued (Note 11)	45,690	-
Accumulated other comprehensive income	344,183	344,183
Accumulated deficit	(53,245,443)	(53,666,665)

Total stockholders' equity	4,686,479	4,219,567

	$ 14,446,976	$ 12,415,012

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
FOR THE THREE MONTH PERIODS ENDED MARCH 31,
(Unaudited)
	2014	2013
Revenue (Note 16)	$ 6,995,584	$ 1,455,842

Cost of revenue (Notes 2, 5, 6 and 13)	3,435,154	1,088,845

Gross profit	3,560,430	366,997

Operating expenses
Marketing, office and general expenses (Note 7)	1,166,096	767,394
Officers' compensation and directors' fees (Notes 11 and 12)	221,823	305,213
Research and development costs (Note 2 and 6)	176,737	81,740
Consulting and professional fees (Note 12)	148,423	67,117
Depreciation (Note 6)	26,619	55,120
Foreign exchange (gain) / loss	(9,301)	8,112

	1,730,397	1,284,696

Income / (loss) from operations	1,830,033	(917,699)

Interest on convertible promissory notes payable (Notes 8 and 12)	(128,522)	(3,500)
Accretion of discount on convertible promissory notes payable (Note 8)	(94,774)	(2,056)
Change in fair value of conversion option derivative liability (Note 9)	(1,185,515)	292,570

Net income / (loss) and comprehensive income / (loss) before provision for income taxes	421,222	(630,685)
Income taxes (Note 10)	-	-

Net income / (loss) and comprehensive income / (loss)	$ 421,222	$ (630,685)

Net earnings / (loss) per share (Note 15)
Basic	$ 3.35	$ (5.59)
Fully diluted	$ 3.35	$ (5.59)

Weighted average number of shares outstanding (Note 15)
Basic	125,742	112,757
Fully diluted	125,742	112,757

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED MARCH 31,
	2014	2013
	(Unaudited)	(Unaudited)
Net income / (loss)	$ 421,222	$ (630,685)
Adjustments to reconcile net income / (loss) to net cash
used in operating activities:
Depreciation (Note 6)	117,616	170,601
Interest on promissory notes payable	128,522	3,500
Amortization of discount on promissory notes payable	94,774	2,056
Change in fair value of conversion option derivative liability	1,185,515	(292,570)
Stock-based compensation	45,690	172,953
Allowance for doubtful accounts	15,000	-
Warranty provision	64,505	-
Recovery on disposal of inventory	(3,050)	-

	1,648,572	56,540
Decrease in cash flows from operating
activities resulting from changes in:
Accounts receivable	(141,707)	630,300
Inventory	(92,813)	(100,717)
Prepaid expenses and other assets	(109,219)	(162,782)
Accounts payable and accrued liabilities	(127,967)	153,046
Customer deposits	237,259	10,282

	(234,447)	530,129

Net cash generated from / (used in) operating activities	1,835,347	(44,016)
Investing activities:
Acquisition of property, plant and equipment	(118,305)	(41,991)
Addition to property, plant and equipment under construction	(57,442)	21,488

Net cash used in investing activities	(175,747)	(20,503)
Financing activities:
Proceeds from notes payable to related parties	-	1,400,000
Repayment of loan payable	(17,556)	(17,038)

Net cash (used in) / provided by financing activities	(17,556)	1,382,962

Net change in cash and equivalents	1,642,044	1,318,443

Cash and cash equivalents, beginning of period	4,077,096	253,998

Cash and cash equivalents, end of period	$ 5,719,140	$ 1,572,441

Supplemental disclosures:
Cash interest paid	$ 2,988	$ 3,506
Property, plant and equipment included in accounts payable	$ -	$ 151,616
Transfer from equipment under construction to property, plant and equipment	$ 415,732	$ -

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(UNAUDITED)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED MARCH 31,
	2014	2013

Net income	$421,222	$(630,685)
Plus:

Interest on promissory notes payable	128,522	3,500
Income tax expense	-	-
Depreciation	117,616	170,601
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Allowance for doubtful accounts	15,000	-
Stock-based compensation	45,690	172,953
Amortization of discount on promissory notes payable	94,774	2,056
Change in fair value of conversion option derivative liability	1,185,515	(292,570)
EBITDA	$2,008,339	$(574,145)

EBITDA as calculated above represents earnings before interest on promissory notes payable, income tax expense, depreciation and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) Allowance for doubtful accounts (2) stock-based compensation, (3) amortization of discount on promissory notes payable and (4) change in fair value of conversion option derivative liability.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated our results of operations determined in accordance with GAAP. EBITDA should not be considered in isolation of, as a substitute for, or superior to, any financial information prepared in accordance with GAAP. EBITDA as defined herein may differ from similarly titled measures presented by other companies. EBITDA, as well as other information in this press release, should be read in conjunction with our financial statements filed with the SEC.